UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Company’s annual meeting of stockholders (the “Annual Meeting”) held on November 12, 2013, the stockholders of the Company approved an Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”), which provides for the annual election of directors. The Amended and Restated Charter became effective upon its filing with the Secretary of State of the State of Delaware on November 12, 2013.

Under the Company’s Amended and Restated Charter, commencing with the class of directors standing for election at the Annual Meeting, directors will stand for election for one-year terms expiring at the next succeeding annual meeting of the Company’s stockholders. The directors who were elected at the 2011 annual meeting of the Company’s stockholders, whose terms will expire in 2014, and the directors who were elected at the 2012 Annual Meeting, whose terms will expire in 2015, will hold office until the end of their terms. In all cases, each director will hold office until his successor is duly elected and qualified or until his earlier resignation or removal. A detailed summary of the Amended and Restated Charter is set forth in the Proxy Statement under the caption “Proposal 1: Adoption and Approval of an Amended and Restated Certificate of Incorporation to Declassify our Board of Directors and Provide for the Annual Election of Directors,” which summary is incorporated herein by reference.

On November 11, 2013, the Board of Directors of the Company approved the Amended and Restated Bylaws of the Company to provide for the declassification of the Board of Directors. The Amended and Restated Bylaws became effective immediately following the stockholder’s approval of the Amended and Restated Charter on November 12, 2013.

The foregoing descriptions of the Amended and Restated Charter and the Amended and Restated Bylaws are qualified in their entirety by reference to the copies of the Amended and Restated Charter and the Amended and Restated Bylaws filed as Exhibits 3.1 and 3.2, respectively, to this Form 8-K, which are incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted upon seven matters, which are described in detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on October 1, 2013. The final voting results are set forth below.

Proposal 1: The Company’s stockholders approved the adoption of an Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors and provide for the annual election of directors. The tabulation of the votes on this matter was as follows:

For	Against	Abstained	Broker Non- Votes
56,900,110	278,838	51,918	27,642,119

Proposal 2: The Company’s stockholders approved the Tax Benefits Preservation Agreement, dated as of January 28, 2012, by and between the Company and Computershare Trust Company, N.A. The tabulation of the votes on this matter was as follows:

For	Against	Abstained	Broker Non- Votes
75,904,875	8,568,367	399,743	0

Proposal 3: The Company’s stockholders approved an amendment and restatement of the Company’s Amended and Restated 2006 Stock Incentive Plan (the “2006 Plan”) to increase the aggregate number of shares authorized for issuance under the 2006 Plan by 2,000,000 shares to 19,000,000 shares of common stock and to make certain other changes to the 2006 Plan. The tabulation of votes on this matter was as follows:

For	Against	Abstained	Broker Non- Votes
46,507,867	10,658,375	64,624	27,642,119

Proposal 4: The Company’s stockholders approved an amendment and restatement of the Company’s Amended and Restated 1999 Directors Equity Compensation Plan (the “Restated Plan”) to increase the aggregate number of shares authorized for issuance under the Restated Plan by 2,000,000 shares to 3,650,000 shares of common stock and to make certain other changes to the Restated Plan. The tabulation of votes on this matter was as follows:

For	Against	Abstained	Broker Non- Votes
47,499,945	9,664,830	66,091	27,642,119

Proposal 5: The Company’s stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014. The tabulation of the votes on this matter was as follows:

For	Against	Abstained	Broker Non- Votes
82,728,227	1,173,912	970,846	0

Proposal 6. To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the definitive proxy statement. The tabulation of the votes on this matter was as follows:

For	Against	Abstained	Broker Non- Votes
38,976,815	18,194,459	59,592	27,642,119

Proposal 7: The Company’s stockholders elected each of the Class II directors named below for a one-year term that expires at the Company’s annual meeting of stockholders in 2014 or until his respective successor has been elected and qualified, subject to his earlier resignation or removal. The tabulation of votes on this matter was as follows:

Nominee	For	Withheld	Broker Non-Votes
Philip A. Vachon	56,631,662	599,204	27,642,119
William Marino	56,497,615	733,251	27,642,119
Mark Jensen	50,525,107	6,705,759	27,642,119

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Unwired Planet, Inc.

3.2	Amended and Restated Bylaws of Unwired Planet, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

Dated: November 15, 2013	By:	/s/ Eric Vetter
	Name:	Eric Vetter
	Title:	President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Unwired Planet, Inc.

3.2	Amended and Restated Bylaws of Unwired Planet, Inc.